Exhibit 10.1

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”) is entered into as of January 4, 2006 by and between OCM Principal Opportunities Fund, L.P., a Delaware limited partnership (“Seller”), on the one hand, and General Maritime Corporation, a Marshall Islands corporation (the “Buyer”), on the other hand.

RECITALS

The Seller desires to sell to the Buyer, and the Buyer desires to purchase from the Seller, 3,243,243 shares of common stock, $0.01 par value per share (the “Common Stock”), of the Buyer, together with any property (including money and other securities) or rights distributed or declared in respect of or in exchange for such shares from and after the date of this Agreement (collectively, the “First Closing Shares”) in connection with the First Closing (as hereinafter defined) and 933,513 shares of Common Stock, together with any property (including money and other securities) or rights distributed or declared in respect of or in exchange for such shares from and after the date of this Agreement (collectively, the “Second Closing Shares”, and together with the First Closing Shares, the “Shares”) in connection with the Second Closing (as hereinafter defined), in each case at a price of $37.00 per Share.

AGREEMENT

NOW, THEREFORE, in consideration of the respective representations, warranties and agreements contained herein and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Seller and the Buyer hereby agree as follows:

ARTICLE 1

STOCK PURCHASES AND CLOSINGS

1.1           Stock Purchases. At the First Closing, subject to the terms and conditions herein contained, the Seller shall sell, convey, transfer, assign and deliver to the Buyer, and the Buyer shall purchase and acquire, the First Closing Shares, together with all rights and interests associated therewith. At the Second Closing, subject to the terms and conditions herein contained, the Seller shall sell, convey, transfer, assign and deliver to the Buyer, and the Buyer shall purchase and acquire, the Second Closing Shares, together with all rights and interests associated therewith.

1.2           Purchase Price. As consideration for the purchase of the First Closing Shares at the First Closing, the Buyer shall pay to the Seller an aggregate purchase price (the “First Closing Purchase Price”) of $119,999,991 payable by wire transfer or by delivery of other immediately available funds to an account designated by the Seller in writing. As consideration for the purchase of the Second Closing Shares at the Second Closing, the Buyer shall pay to the Seller an aggregate purchase price (the “Second Closing Purchase Price”) equal to the sum of (i) $34,539,981, and (ii) simple interest on $34,539,981, computed at a rate equal to the federal funds rate in effect from time to time, as published in the Wall Street Journal, from the date of the First Closing through the date of the Second Closing, payable by wire transfer or by delivery of other immediately available funds to an account designated by the Seller in writing.

1.3           Closings. The consummation of the purchase and sale of the First Closing Shares (the “First Closing”) shall take place at the offices of Kramer Levin Naftalis & Frankel LLP, 1177 Avenue of the Americas, New York NY 10036, on January 10, 2006 or on such later date as may be mutually agreed upon by the Seller and the Buyer (the “First Closing Date”). The consummation of the purchase and sale of the Second Closing Shares (the “Second Closing”; together with the First Closing, the “Closings”; and each individually a “Closing”) shall take place at the offices of Kramer Levin Naftalis & Frankel LLP, 1177 Avenue of the Americas, New York NY 10036, on the second business day following the day on which all conditions to such Closing have been satisfied or waived, or on such later date as may be mutually agreed upon by the Seller and the Buyer (the “Second Closing Date”; together with the First Closing Date, the “Closing Dates”; and each individually a “Closing Date”).

1.4           Documents to be Delivered. At each Closing, to effect the applicable transfer referred to in Section 1.1 and the delivery of the applicable consideration described in Section 1.2, the Seller and the Buyer shall deliver the following:

1.4.1        The Seller shall deliver to the Buyer certificates evidencing the First Closing Shares or the Second Closing Shares, as the case may be, free and clear of any and all charges, claims, conditions, encumbrances, equitable interests, liens, mortgages, options, pledges, rights of first refusal, security interests or restrictions of any kind, including any restrictions on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership, in each case of any nature whatsoever (collectively, “Liens”), except for any restrictions on the resale of the First Closing Shares or the Second Closing Shares, as the case may be, under the Securities Act of 1933, as amended (the “Securities Act”) or under applicable state securities laws (“Permitted Liens”), duly endorsed in blank or accompanied by stock powers duly executed in blank, in proper form for transfer, with all signatures properly guaranteed by a commercial bank or by a member of the New York Stock Exchange and with any requisite stock transfer tax stamps properly affixed thereto, together with any necessary assignment documents in form and substance as reasonably requested by the Buyer.

1.4.2        Buyer shall pay the First Closing Purchase Price or the Second Closing Purchase Price, as the case may be, to the Seller as provided in Section 1.2.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF SELLER

The Seller represents and warrants to the Buyer that the statements in the following sections of this Article 2 are true and correct as of the date of this Agreement and as of each Closing Date:

2.1           Organization, Good Standing. The Seller is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation, and has all requisite power and authority to carry on its business and to own, lease, operate and hold its properties and assets.

2.2           Authority. The Seller has the full legal right and requisite power and authority and has taken all action necessary in order to execute, deliver and perform fully its obligations under this Agreement and to consummate the transactions contemplated herein.

2.3           No Conflicts. The execution, delivery and performance by the Seller of this Agreement will not (a) violate any provision of the Seller’s governing documents, (b) require any authorization, consent, approval, license, exemption of or filing or registration with any national, federal, regional, state, multi-state, municipal or other governmental authority of any nature, including any court, subdivision, agency, commission or authority thereof, or any quasi-governmental body exercising any regulatory or taxing authority (any such governmental authority or body, a “Governmental Body”), by the Seller, except for filings under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (“Exchange Act”), which Seller will make as required under the Exchange Act following the execution of this Agreement, (c) cause the Seller to violate or contravene any provision of law, any rule or regulation of any Governmental Body, or any order, writ, judgment, injunction, decree, determination or award, binding upon or applicable to the Seller, (d) result in a material violation or breach of, or constitute (with or without notice or the lapse of time or both) a material default or an event of default under, or result in materially adverse consequences to the Seller under, any indenture, mortgage, bond, contract, license, agreement, permit, instrument or other obligation to which the Seller is a party or by which the Seller or the Shares are bound or affected, or (e) result in the creation or imposition of any Lien (other than Permitted Liens) on the Shares.

2.4           Binding Obligation. This Agreement has been duly authorized, executed and delivered by the Seller and constitutes a valid and binding agreement of the Seller, enforceable against the Seller in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

2.5           Ownership of Common Stock. OCM Principal Opportunities Fund, L.P. is the sole legal and record owner and holder of, and has good, valid and marketable title to and the right to transfer, the Shares, free and clear of any Liens (other than Permitted Liens). Upon the consummation of the transactions contemplated herein, the Buyer will be the sole legal, beneficial and record owner and holder of, and will have good and valid title to the Shares, free and clear of all Liens (other than Permitted Liens). Except for the Registration Rights Agreement, dated as of June 12, 2001, between the Buyer and the Securityholders party thereto, the Seller is not subject to any agreement, contract, voting trust, understanding, option, warrant or other right (including conversion, exchange or preemptive rights or rights of first refusal) with respect to the Shares.

2.6           No Litigation. There is no suit, action, investigation, inquiry or other proceeding pending or, to its knowledge, threatened against the Seller that challenges, or has the effect of interfering with, the validity or legality of the transactions contemplated in this Agreement.

2.7           Restricted Securities. The Shares are restricted securities, as defined in Rule 144(a)(3) of the Securities Act. OCM Principal Opportunities Fund, L.P. has acquired and fully paid for the Shares. OCM Principal Opportunities Fund, L.P. (i) was an accredited investor, as defined in Rule 501 of the Securities Act, on the date that it acquired the Shares, and (ii) acquired the Shares as principal for investment for its own account and not with a view to any distribution or resale of the Shares in violation of the Securities Act.

2.8           Exemption from Registration. Assuming the accuracy of the Buyer’s representations and warranties in Sections 3.6 and 3.7, the Shares are being offered and sold pursuant to an exemption from the registration requirements of the Securities Act.

2.9           Manner of Offering. In connection with the offer and sale of the Shares, neither the Seller, any affiliate of the Seller nor any person acting on the Seller’s or such affiliates’ behalf has engaged in any form of general solicitation or general advertising, as those terms are used in Rule 502(c) of the Securities Act.

2.10         Independent Analysis.

2.10.1      The Seller is an accredited investor, as defined in Rule 501 of the Securities Act.

2.10.2      The Seller acknowledges that the Buyer has not rendered any opinion or expressed any view to the Seller as to whether the sale of the Shares is prudent or suitable, and the Seller is not relying on any representation or warranty by the Buyer except as expressly set forth in this Agreement.

2.10.3      The Seller is a sophisticated investor with respect to the Shares and the transactions contemplated in this Agreement and it has adequate information concerning the business, condition (financial or otherwise), prospects and plans of the Buyer and its affiliates, and understands the disadvantages to which it may be subject on account of the disparity of information as between the parties. The Seller acknowledges, by reason of its business and financial experience, that it is capable of evaluating the merits and risks of the sale of the Shares and of protecting its own interests in connection with sale of the Shares.

2.10.4      The Seller acknowledges that the Buyer may possess material non-public information not known to the Seller regarding or relating to the Buyer or the Shares, including, but not limited to, information concerning the business, condition (financial or otherwise), prospects or plans of the Buyer. The Seller further acknowledges that neither the Buyer nor any of its affiliates shall have any liability whatsoever (and the Seller hereby waives and releases all claims that it may otherwise have) with respect to the nondisclosure of any such information, whether before or after the date of this Agreement. In this regard, the Seller acknowledges that the transactions contemplated herein may be consummated during the “Blackout Period” under the Buyer’s Inside Information, Market Communications and Securities Trading Policy and Procedures, which begins 14 days prior to the Buyer’s fiscal year end and ends 24 hours after the release of the

Buyer’s financial results for such fiscal year (or, if such 24 hour period ends on a day which is not a trading day, on the next succeeding trading day at the time the results were released).

2.10.5      The Seller acknowledges that it has had access to all information regarding the Buyer and its business, condition (financial or otherwise), prospects and plans that it reasonably considers important in making its decision to sell the Shares, and it has had ample opportunity to ask questions of the appropriate persons concerning such matters. In this regard, the Seller acknowledges that it has had a preexisting business relationship with the Buyer of a nature and duration sufficient to make it aware of the business, condition (financial or otherwise), prospects and plans of the Buyer.

2.11         No Brokers or Finders. No broker or finder has been engaged by the Seller in connection with the transactions contemplated in this Agreement, and no commission, finder’s fees or other similar compensation or remuneration is payable to any person as a result of the Seller’s actions in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated herein.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF BUYER

The Buyer represents and warrants to the Seller that the statements in the following sections of this Article 3 are true and correct as of the date of this Agreement and as of each Closing Date:

3.1           Organization, Good Standing. The Buyer is duly organized, validly existing and in good standing under the laws of the Republic of the Marshall Islands, and has all requisite power and authority to carry on its business and to own, lease, operate and hold its properties and assets.

3.2           Authority. The Buyer has the full legal right and requisite power and authority and has taken all action necessary in order to execute, deliver and perform fully its obligations under this Agreement and to consummate the transactions contemplated herein.

3.3           No Conflicts. The execution, delivery and performance by the Buyer of this Agreement will not (a) violate any provision of the Buyer’s governing documents, (b) require any authorization, consent, approval, license, exemption of or filing or registration with any Governmental Body by the Buyer, except for filings under the Exchange Act, which the Buyer will make as required under the Exchange Act following the execution of this Agreement, (c) cause the Buyer to violate or contravene any provision of law, any rule or regulation of any Governmental Body, or any order, writ, judgment, injunction, decree, determination or award, binding upon or applicable to the Buyer, or (d) result in a material violation or breach of, or constitute (with or without notice or the lapse of time or both) a material default or an event of default under, or result in materially adverse consequences to the Buyer under, any indenture, mortgage, bond, contract, license, agreement, permit, instrument or other obligation to which Buyer is a party or by which the Buyer is bound or affected.

3.4           Binding Obligation. This Agreement has been duly authorized, executed and delivered by the Buyer and constitutes a valid and binding agreement of the Buyer, enforceable against the Buyer in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

3.5           No Litigation. There is no suit, action, investigation, inquiry or other proceeding pending or, to its knowledge, threatened against the Buyer that challenges, or has the effect of interfering with, the validity or legality of the transactions contemplated in this Agreement.

3.6           Purchase for Own Account. The Shares to be purchased by the Buyer hereunder will be acquired for investment for the Buyer’s own account in the manner set forth herein and not with a view to any distribution or resale of the Shares in violation of the Securities Act.

3.7           Accredited Investor Status. The Buyer is an accredited investor, as defined in Rule 501 of the Securities Act, and is capable of evaluating the merits and risks of an investment in the Shares as contemplated herein. The Buyer acknowledges that it is able to bear the economic risks associated with such an investment and is able to afford a complete loss of such investment.

3.8           Independent Analysis. The Buyer (i) has adequate information to make an informed decision regarding a purchase of the Shares as contemplated herein and (ii) has independently and without reliance upon the Seller, and based on such information as the Buyer has deemed appropriate, made its own analysis and decision to enter into this Agreement, except that the Buyer has relied upon the Seller’s express representations, warranties, covenants and indemnities in this Agreement. The Buyer acknowledges that the Seller is a substantial shareholder of the Buyer and has a representative on the board of directors of the Buyer and, therefore, may possess material non-public information not known to certain members of Buyer’s management regarding or relating to the Buyer or the Shares, including, but not limited to, information concerning the business, condition (financial or otherwise), prospects or plans of the Buyer. The Buyer further acknowledges that neither the Seller nor any of its affiliates shall have any liability whatsoever (and the Buyer hereby waives and releases all claims that it may otherwise have) with respect to the nondisclosure of any such information, whether before or after the date of this Agreement. In this regard, the Buyer acknowledges and agrees that the transactions contemplated herein may be consummated during the “Blackout Period” under the Buyer’s Inside Information, Market Communications and Securities Trading Policy and Procedures, which begins 14 days prior to the Buyer’s fiscal year end and ends 24 hours after the release of the Buyer’s financial results for such fiscal year (or, if such 24 hour period ends on a day which is not a trading day, on the next succeeding trading day at the time the results were released). The Buyer acknowledges that the Seller has not given the Buyer any investment advice or any other credit information or opinion on whether the purchase of the Shares is prudent.

3.9           Financial Wherewithal. The Buyer presently has and will have at each Closing all funds or financing in place necessary to pay and deliver to the Seller the First Closing

Purchase Price or the Second Closing Purchase Price, as the case may be, as contemplated in this Agreement.

3.10         No Brokers or Finders. No broker or finder has been engaged by the Buyer in connection with the transactions contemplated in this Agreement, and no commission, finder’s fees or other similar compensation or remuneration is payable to any person as a result of the Buyer’s actions in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated herein.

3.11         Supplemental Indenture. The conditions of the Second Supplemental Indenture, dated as of December 30, 2005 (the “Supplemental Indenture”), among the Buyer, the Guarantors party thereto and LaSalle Bank National Association, as Trustee (the “Trustee”) relating to the 10% Senior Notes due 2013 (the “Senior Notes”), becoming effective, operative, and binding upon the Trustee and the holders of the Senior Notes are as set forth in Section 1.04 of the Supplemental Indenture and in the Offer to Purchase (as defined in the Supplemental Indenture) under the heading “Conditions of the Tender Offer and Consent Solicitation”. The Buyer has complied with all applicable laws, rules and regulations in connection with its consent solicitation and pending tender offer  (the “Solicitation”) related to the Senior Notes and the execution of this Agreement and the consummation of the transactions contemplated hereby shall not cause or result in the violation of any law, rule or regulation of any Governmental Body in connection with the Solicitation.

ARTICLE 4

SELLER’S CONDITIONS TO CLOSING

At each Closing, the obligation of the Seller to sell the First Closing Shares or the Second Closing Shares, as the case may be, to the Buyer is subject to the fulfillment at such Closing of the following conditions:

4.1           Representations and Warranties; Compliance. The representations and warranties of the Buyer contained in Article 3 of this Agreement shall be true and correct in all material respects at and as of such Closing as though then made, and Buyer shall have performed and complied in all material respects with all conditions and agreements required by this Agreement to be performed and complied with by it on or prior to the applicable Closing Date.

4.2           Legal Investment. On the applicable Closing Date, the purchase and sale of the First Closing Shares or the Second Closing Shares, as the case may be, shall be permitted by the laws and regulations of each relevant jurisdiction.

4.3           No Actions Pending. There shall be no suit, action, investigation, inquiry or other proceeding by any Governmental Body or other person or entity pending or threatened in writing that challenges, or has the effect of interfering with, the validity or legality of the transactions contemplated in this Agreement.

4.4           Second Supplemental Indenture Operative. Solely as a condition with respect to the sale of the Second Closing Shares at the Second Closing, the Supplemental

Indenture shall have become effective, operative, and binding upon the Trustee and the holders of the Senior Notes.

ARTICLE 5

BUYER’S CONDITIONS TO CLOSING

At each Closing, the obligation of the Buyer to purchase the First Closing Shares or the Second Closing Shares, as the case may be, from the Seller is subject to the fulfillment at such Closing of the following conditions:

5.1           Representations and Warranties; Compliance. The representations and warranties of the Seller contained in Article 2 of this Agreement shall be true and correct in all material respects at and as of such Closing as though then made, and the Seller shall have performed and complied in all material respects, with all conditions and agreements required by this Agreement to be performed and complied with by it on or prior to the applicable Closing Date.

5.2           Legal Investment. On the applicable Closing Date, the purchase and sale of the First Closing Shares or the Second Closing Shares, as the case may be, shall be permitted by the laws and regulations of each relevant jurisdiction.

5.3           No Actions Pending. There shall be no suit, action, investigation, inquiry or other proceeding by any Governmental Body or other person or entity pending or threatened in writing that challenges, or has the effect of interfering with, the validity or legality of the transactions contemplated in this Agreement.

5.4           Supplemental Indenture Operative. Solely as a condition with respect to the Second Closing, the Supplemental Indenture shall have become effective, operative, and binding upon the Trustee and the holders of the Senior Notes.

ARTICLE 6

TERMINATION

6.1           Termination. This Agreement may be terminated as to both Closings prior to the First Closing and as to the Second Closing after the first Closing has occurred and prior to the Second Closing only as follows:

6.1.1                       By written agreement of the Seller and the Buyer at any time.

6.1.2        By either the Seller or the Buyer, by notice to the other, as to both Closings, if the First Closing has not occurred on or prior to January 13, 2006 or such later date as Buyer and Seller may mutually agree, and as to the Second Closing, if both Closings have not occurred on or prior to January 24, 2006 or such later date as Buyer and Seller may mutually agree, provided that the party seeking such termination is not then in default under this Agreement.

6.1.3        By the Seller if the Buyer has breached any representation, warranty or agreement under this Agreement in any material respect and such breach continues until two (2) business days after written notice thereof has been delivered to the Buyer by the Seller.

6.1.4        By the Buyer if either Seller has breached any representation, warranty or agreement under this Agreement in any material respect and such breach continues until two (2) business days after written notice thereof has been delivered to the Seller by the Buyer.

6.2           No Further Liability. If this Agreement is terminated by either or both of the Seller and the Buyer pursuant to this Article 6, (a) neither party shall have any further obligation or liability under this Agreement, other than by reason of a breach or default by a party hereunder and (b) any monies, instruments or documents of any party held in escrow or transferred to the other party in connection with the transactions contemplated herein with respect to which a Closing shall not have occurred shall be immediately returned to such party. For the avoidance of doubt, any such termination shall not have any effect whatsoever on any transactions contemplated herein with respect to which a Closing has occurred. Section 6.2 and Article 7 shall survive any termination of this Agreement.

ARTICLE 7

MISCELLANEOUS

7.1           Indemnification by Seller. The Seller will indemnify and hold harmless the Buyer and its directors, officers, partners, principals and affiliates with respect to any and all losses, liabilities, damages, or expenses (including, without limitation, reasonable attorneys’ fees and disbursements) (collectively, “Damages”) arising from the breach of any of the representations, warranties or agreements made hereunder by the Seller or enforcing its rights under this Agreement.

7.2           Indemnification by Buyer. The Buyer will indemnify and hold harmless the Seller and its directors, officers, partners, principals and affiliates with respect to any and all Damages (i) arising from  the breach of any of the representations, warranties or agreements made hereunder by the Buyer or enforcing its rights under this Agreement, or (ii) arising from any actions, claims or litigation brought or made by, or on behalf of, holders of the Senior Notes and related to this Agreement or the consummation of the transactions contemplated by this Agreement.

7.3           Survival. The representations, warranties and agreements of the parties shall survive the Closing. No investigation by or any knowledge of any party or its directors, officers, employees, agents or representatives with respect to the other party or the Shares or any fact, matter or circumstance shall affect or limit the representations and warranties received by that party under this Agreement.

7.4           Expenses. Each of the parties agrees to pay its own expenses incident to this Agreement and the performance of its obligations hereunder, except as provided in Section 7.1.

7.5           Satisfaction of Conditions; Further Assurances. The parties shall use their respective commercially reasonable efforts to satisfy the closing conditions set forth herein and otherwise promptly effectuate the transactions contemplated in this Agreement as promptly as practicable. Following each Closing, the Seller and the Buyer, promptly after the request of the other party, will take all appropriate action and execute all documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to effectuate the transactions contemplated in this Agreement or carry out any of the provisions hereof.

7.6           Assignment. Neither this Agreement nor any of the rights or obligations herein may be assigned by the Seller without the prior written consent of the Buyer, or by the Buyer without the prior written consent of the Seller, and any attempt to assign this Agreement or any of the rights or obligations herein other than pursuant to the terms hereof shall be null and void. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, and no other person shall have any right, benefit or obligation hereunder.

7.7           Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other shall be in writing and delivered in person or by courier or by facsimile transmission or mailed by certified mail, postage prepaid, return receipt requested, as follows:

If to the Seller:	OCM Principal Opportunities Fund, L.P. 333 South Grand Avenue, 28th Floor Los Angeles, California 90071 Attention: John B. Frank, Esq. Facsimile: (213)830-8800

With a copy (which shall
not constitute notice) to:	Skadden, Arps, Slate, Meagher & Flom LLP 300 S. Grand Avenue, Suite 3400 Los Angeles, CA 90071 Attention: Jeffrey H. Cohen, Esq. Facsimile: (213)687-5600

If to the Buyer:	General Maritime Corporation 299 Park Avenue New York, NY 10171 Attention: Jeffrey D. Pribor Facsimile: (212) 763-5607

With a copy (which shall
not constitute notice) to:	Kramer Levin Naftalis & Frankel LLP 1177 Avenue of the Americas New York, NY 10036 Facsimile: (212) 715-8000 Attention: Thomas E. Molner, Esq.

or to such other place and with such other copies as either party may designate as to itself by written notice to the other. All such notices, requests, instructions or other documents shall be deemed to have been delivered (i) in the case of personal delivery or delivery by courier, on the date of such delivery, (ii) in the case of delivery by facsimile transmission, when receipt is acknowledged and (iii) in the case of mailing, on the third business day after the posting thereof.

7.8           Counterparts. This Agreement may be executed in two or more counterparts, and all such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

7.9           Choice of Law. This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of New York, without regard to principles of conflicts of law.

7.10         Jurisdiction. Each of the Seller and the Buyer (i) irrevocably submits to the co-exclusive jurisdiction of the United States District Court sitting in the Southern District of New York and the courts of the State of New York located in New York County for the purposes of any suit, action or proceeding arising out of or relating to this Agreement and (ii) waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Seller and the Buyer consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address set forth in Section 7.6 and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 7.9 shall affect or limit any right to serve process in any other manner permitted by law.

7.11         Waiver of Jury Trial. To the maximum extent permitted by applicable law, each of the parties hereto hereby irrevocably waives all rights to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement or the transactions contemplated herein.

7.12         Remedies. In addition to any remedies either party may have in law, each party shall be entitled to apply to any court of competent jurisdiction (without posting bond or other security) to enjoin any actual or threatened breach or default under this Agreement and shall also be entitled to seek specific performance of this Agreement. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to any party at law or in equity or otherwise.

7.13         Entire Agreement; Amendments and Waivers. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. No supplement, modification, amendment or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

7.14         Interpretation. The Article and Section headings contained in this Agreement are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. Where the reference “hereof,” “hereby” or “herein” appears in this Agreement, such reference shall be deemed to be a reference to this Agreement as a whole. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”  Words denoting the singular include the plural, and vice versa, and references to “it” or “its” or words denoting any gender shall include all genders. Each party acknowledges that such party has been advised and represented by counsel or has had a sufficient opportunity and was encouraged to retain counsel in the negotiation, execution and delivery of this Agreement and accordingly agrees that if an ambiguity exists with respect to any provision of this Agreement, such provision shall not be construed against any party because such party or its representatives drafted such provision.

7.15         Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

7.16         Publicity. The parties agree that no public release or announcement concerning this Agreement or the transactions contemplated herein shall be made without advance review and approval by each party hereto, which approval shall not be unreasonably withheld, except as otherwise required by applicable law. Notwithstanding the foregoing, the parties agree that this Agreement and the transactions contemplated herein may be described in and/or filed with either party’s customary filings  with the Securities and Exchange Commission (“SEC”), including without limitation Seller’s Schedule 13D, Seller’s Form 4 filing, and Buyer’s reports pursuant to the Exchange Act.

7.17         No Third Party Beneficiary Rights. No provisions of this Agreement are intended, nor will be interpreted, to provide or create any third party beneficiary rights or other rights of any kind in any client, customer, affiliate, stockholder, member, or partner of any party hereto or any other person or entity unless specifically provided otherwise herein, and, except as so provided, all provisions hereof will be personal solely between the parties hereto.

7.18         Negotiated Agreement. The parties hereto acknowledge that each of them has been advised and represented by counsel in the negotiation, execution and delivery of this Agreement and accordingly agree that if an ambiguity exists with respect to any provision of this Agreement, such provision shall not be construed against any party hereto because such party or its representatives drafted such provision.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on their respective behalf by their respective officers or other representatives thereunto duly authorized, as of the day and year above written.

Seller:		Buyer:

OCM PRINCIPAL OPPORTUNITIES FUND, L.P.		GENERAL MARITIME CORPORATION

By:	OAKTREE CAPITAL MANAGEMENT, LLC its general partner
		By:	/s/ Jeffrey D. Pribor
Name: Jeffrey D. Pribor Title: Vice President and Chief Financial Officer
By:	/s/ B. James Ford
Name: B. James Ford Title: Managing Director

By:	/s/ Jimmy L. Price III
Name: Jimmy L. Price III Title: Vice President